   Exhibit 99.1

Tier Technologies, Inc. 10780 Parkridge Blvd. Suite 400 Reston, VA 20191 CONTACT: Matt Brusch, Director of Communications (571) 382-1048

Tier Announces Addition of Bruce Spector to Board of Directors

RESTON, Va., October 28, 2004 – Tier Technologies, Inc. (Nasdaq: TIER) a leading provider of transaction processing and packaged software and systems integration solutions for public sector clients, today announced the appointment of Bruce Spector to its Board of Directors. Mr. Spector is the Chairman of Pinnacle Care International, Inc., a provider of personal and comprehensive healthcare management services, and is the Chairman of Benchmark Holdings, Inc., a private investment firm. Mr. Spector will stand for election at the Company’s next Annual Meeting of Shareholders.

Mr.     Spector is a 1974 graduate of Miami University, in Oxford, Ohio, where he graduated Magna Cum Laude and Phi Beta Kappa, and a 1978 graduate of Emory University School of Law, in Atlanta, Georgia. Following graduation from law school, Mr. Spector joined the law firm of Venable, Baetjer and Howard, where he practiced business law and became a partner of the firm. Mr. Spector then became a partner of Benchmark Communications, which owned and operated cable television systems in Virginia, Maryland, Florida and California. Mr. Spector sold his interests in those cable television systems in 1991, and formed a new company to buy and operate radio stations, also known as Benchmark Communications. This broadcasting company amassed more than 40 radio stations, which it sold in 1997. Through his holding company, Benchmark Holdings, Mr. Spector was also instrumental in the formation of e.magination network, llc., a web development and integration company, which he later sold in 2003.

“We are pleased to welcome Bruce to the Tier Board,” said James R. Weaver, Tier’s Chairman and Chief Executive Officer. “Bruce brings a wealth of successful business experience to Tier, and his extensive management background will complement the overall depth of our Board. I am confident that he will serve as an effective advocate for Tier’s shareholders.”

About Tier

Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. Tier is included in the Russell 3000® Index. More information about the Company is available at www.Tier.com.

Statements made in this press release that are not historical facts, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K for the year ended Sept. 30, 2003, our most recent Form 10-Q, as well as other filings with the SEC.

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